Exhibit 24.2

POWER OF ATTORNEY

Reference is hereby made to the registration by Ra Medical Systems, Inc. (the “Company”) under the Securities Act of 1933, as amended (the “Securities Act”), of certain securities to be issued by the Company (the “Securities”) pursuant to the Registration Statement on Form S-1 (File No. 333-237701) filed with the Securities and Exchange Commission (the “SEC”) on April 16, 2020 (the “Registration Statement”).

KNOW ALL MEN BY THESE PRESENTS that the person whose signature appears below hereby constitutes and appoints Jonathan Will McGuire, Andrew Jackson and Daniel Horwood, and each of them, her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and all additional registration statements relating to the offering of the Securities pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Date: April 27, 2020	By: /s/ Joan Stafslien Joan Stafslien Member of the Board of Directors Ra Medical Systems, Inc.